Exhibit 23.6

CONSENT OF NEEDHAM & COMPANY, LLC

We hereby consent to the inclusion in the Registration Statement of Amtech Systems, Inc. on Form S-4 and in the joint proxy statement/prospectus of Amtech Systems, Inc. and BTU International, Inc., which is part of the Registration Statement, of our opinion dated October 21, 2014 to the Board of Directors of BTU International, Inc. attached as Annex C to such joint proxy statement/prospectus and to the references to our opinion and our name under the captions “Summary—Opinion of BTU’s Financial Advisor,” “The Merger—Background of the Merger,” “The Merger—BTU’s Reasons for the Merger; Recommendation of the BTU Board of Directors,” and “The Merger—Opinion of Needham & Company.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ NEEDHAM & COMPANY, LLC

November 24, 2014